Exhibit 99.1

Contact: Rebecca Vignali Nuveen Media Relations 703.505.7954 rebecca.vignali@nuveen.com

Nuveen Global Cities REIT Acquires Another $300

Million of Medical Office Properties, Surpassing $2.5

Billion in Total Gross Asset Value

Acquisition increases Nuveen Global Cities REIT Medical Office Portfolio to 1.2 million sq. ft. through a high-quality ten asset portfolio.

NEW YORK, NY, September 8, 2022 — Nuveen Global Cities REIT, Inc. (“GCREIT”) recently closed on the acquisition of a 10-building healthcare portfolio located in the high growth markets of Atlanta, GA, Pittsburgh, PA, Tampa, FL, and Dallas, TX, for an aggregate purchase price of approximately $300 million. GCREIT is a public, non-listed NAV real estate investment trust advised by an affiliate of Nuveen Real Estate, one of the largest real estate managers globally with approximately $156 billion of assets under management.

The 661,000 square-foot portfolio consists of high-quality, newly-constructed or newly-renovated assets that were 96 percent leased at acquisition with a granular rent roll of 57 tenants, over 55 percent of which are rated investment-grade. The portfolio has in-place average annual escalations over 2.5 percent, a 5.7 year weighted average lease term and predominantly high-acuity use with significant capital invested in tenant buildout.

Demonstrating the robust tenant demand for space in these assets, over 65,000 square-feet of new and renewal leasing have been signed or are in progress since May 2022.

“This portfolio is in line with GCREIT’s goal to acquire high-quality, recession-resilient healthcare assets in select target markets. These buildings are leased to best-in-class healthcare providers that are significantly invested in their space, with nine of the ten assets featuring tenants with imaging, surgical and/or oncology build-outs,” said Richard Kimble, Co-President and Lead Portfolio Manager of GCREIT.

“This transaction represented a rare opportunity to acquire a curated portfolio of strategically-located healthcare assets in four top growth markets. These properties are the dominant healthcare buildings in their respective submarkets and are occupied by market-leading health systems and physician groups,” said Andrew Pyke, Head of Healthcare for Nuveen Real Estate. “We’re extremely excited to grow the REIT’s healthcare portfolio with this transaction.”

The portfolio is consistent with the GCREIT’s strategy to increase exposure to the healthcare sector in target US cities selected for resiliency. The acquisition will increase the REIT’s allocation to the Healthcare sector to 21 percent.

GCREIT is sponsored by Nuveen, LLC, a TIAA company and externally advised by its affiliate, Nuveen Real Estate Global Cities Advisors, LLC, an investment advisory affiliate of Nuveen Real Estate.

Nuveen Real Estate

Nuveen Real Estate is one of the largest investment managers in the world with $156 billion of assets under management.

Managing a suite of funds and mandates, across both public and private investments, and spanning both debt and equity across diverse geographies and investment styles, we provide access to every aspect of real estate investing.

With over 85 years of real estate investing experience and more than 740 employees* located across 30+ cities throughout the United States, Europe and Asia Pacific, the platform offers unparalleled geographic reach, which is married with deep sector expertise.

For further information, please visit us at nuveen.com/realestate

*	Includes 370+ real estate investment professionals, supported by a further 370+ Nuveen employees. Source: Nuveen, 30 Jun 2022.

Forward-Looking Statements

Certain information contained in this press release constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology or the negatives thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements, whether express or implied, are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. These forward-looking statements include statements about the acquired portfolio, its performance and leasing activities. Except as may otherwise required by federal securities laws, GCREIT and its affiliates undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release is not an offer to sell any securities.

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